Birner Dental Management Services, Inc. Announces Earnings For 1Q 2012

DENVER, May 10, 2012 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices and Vantage Dental Implant Center, announced results for the quarter ended March 31, 2012. For the quarter ended March 31, 2012, revenue decreased $876,000, or 5.1%, to $16.2 million. The Company's earnings before interest, taxes, depreciation, amortization, and non-cash expense associated with stock-based compensation ("Adjusted EBITDA") increased $26,000, or 1.9%, to $1.4 million. Net income for the quarter ended March 31, 2012 decreased $77,000, or 20.0%, to $309,000 compared to $386,000 for the quarter ended March 31, 2011. Net income was negatively affected by an increase of $190,000 in stock-based compensation expense pursuant to ASC Topic 718. Earnings per share decreased to $0.17 for the quarter ended March 31, 2012 compared to $0.20 for the quarter ended March 31, 2011.

During the quarter ended March 31, 2012, the Company had capital expenditures of $854,000, purchased 31,459 shares of its Common Stock for approximately $513,000 and paid out approximately $409,000 in dividends to its shareholders while increasing total bank debt outstanding by approximately $549,000.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 64 dental offices, of which 38 were acquired and 26 were de novo developments. The Company currently has 110 dentists. The Company operates its dental offices under the PERFECT TEETH® name. Birner Dental also manages the Vantage Dental Implant Center in Colorado.

The Company previously announced it would conduct a conference call to review results for the quarter ended March 31, 2012 on Thursday, May 10, 2012 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-504-7958 and refer to Confirmation Code 3845523 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on May 10, the rebroadcast number is 1-888-203-1112 with the pass code of 3845523. This rebroadcast will be available through May 24, 2012.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's prospects and performance in future periods. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Quarters Ended
	March 31,
	2011		2012

REVENUE:	$ 17,075,202		$ 16,199,687

DIRECT EXPENSES:
Clinical salaries and benefits	9,712,072		9,137,850
Dental supplies	801,544		676,992
Laboratory fees	715,479		753,456
Occupancy	1,350,391		1,365,316
Advertising and marketing	577,344		675,562
Depreciation and amortization	618,194		649,562
General and administrative	1,603,838		1,209,468
	15,378,862		14,468,206

Contribution from dental offices	1,696,340		1,731,481

CORPORATE EXPENSES:
General and administrative	1,019,061	(1)	1,167,494	(1)
Depreciation and amortization	19,583		35,289

OPERATING INCOME	657,696		528,698
Interest expense, net	24,705		22,480

INCOME BEFORE INCOME TAXES	632,991		506,218
Income tax expense	246,867		197,424

NET INCOME	$ 386,124		$ 308,794

Net income per share of Common Stock - Basic	$ 0.21		$ 0.17

Net income per share of Common Stock - Diluted	$ 0.20		$ 0.17

Cash dividends per share of Common Stock	$ 0.20		$ 0.22

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,852,001		1,847,024

Diluted	1,918,207		1,859,522

(1)

Corporate expense - general and administrative includes $43,019 of stock-based compensation expense pursuant to ASC Topic 718 and $81,414 related to a long-term incentive program for the quarter ended March 31, 2011 and $232,765 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended March 31, 2012.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
ASSETS	2011	2012
	**	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$ 923,878	$ 728,668
Accounts receivable, net of allowance for doubtful
accounts of $301,945 and $282,107, respectively	2,855,726	3,329,131
Deferred tax asset	197,327	197,327
Prepaid expenses and other assets	639,116	935,662

Total current assets	4,616,047	5,190,788

PROPERTY AND EQUIPMENT, net	5,789,521	6,185,637

OTHER NONCURRENT ASSETS:
Intangible assets, net	11,095,926	10,868,916
Deferred charges and other assets	165,267	162,559
Notes receivable	155,419	145,306

Total assets	$ 21,822,180	$ 22,553,206

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,111,155	$ 2,002,479
Accrued expenses	1,973,593	1,723,537
Accrued payroll and related expenses	1,731,273	2,495,908
Income taxes payable	115,038	272,462

Total current liabilities	5,931,059	6,494,386

LONG-TERM LIABILITIES:
Deferred tax liability, net	2,309,279	2,309,279
Long-term debt, net of current maturities	4,251,068	4,800,000
Other long-term obligations	1,504,684	1,501,264

Total liabilities	13,996,090	15,104,929

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,837,519 and 1,848,118 shares issued and outstanding, respectively	368,186	88,165
Retained earnings	7,457,904	7,360,112

Total shareholders' equity	7,826,090	7,448,277

Total liabilities and shareholders' equity	$ 21,822,180	$ 22,553,206

** Derived from the Company's audited consolidated balance sheet at December 31, 2011.

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters
	Ended March 31,
	2011	2012
RECONCILIATION OF EBITDA:
Net income	$386,124	$308,794
Add back:
Depreciation and amortization - Offices	618,194	649,562
Depreciation and amortization - Corporate	19,583	35,289
Stock-based compensation expense	124,433	232,765
Interest expense, net	24,705	22,480
Income tax expense	246,867	197,424

Adjusted EBITDA	$1,419,906	$1,446,314